Exhibit 10.21
PetSmart, Inc.
2006 Equity Incentive Plan
Adopted by the Board of Directors: December 15, 2005
Approved by the Stockholders: June 22, 2006
Amended by the Board of Directors: December 12, 2006
Termination Date: December 31, 2011
Introduction
     This Plan was adopted by the Board on the Adoption Date to be effective as provided in Section 16 on the Effective Date. This Plan is a complete amendment and restatement into one plan of the Company’s 1997 Equity Incentive Plan that was originally adopted by the Board on May 22, 1997, and has been subsequent amended, and the Company’s 2003 Equity Incentive Plan that was originally adopted by the Board on March 25, 2003 (the “Prior Plans”). All outstanding options granted under the Prior Plans prior to the Effective Date shall remain subject to the terms of the Prior Plans. All Stock Awards granted subsequent to the Effective Date shall be subject to the terms of this Plan. On December 12, 2006, the Board amended the definition of “Fair Market Value,” with such amendment to become effective on January 29, 2007, the first day of the Company’s 2007 fiscal year.
1. Purposes.
     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Stock Awards.
     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
     (c) The Company intends that the type and amount of any Stock Awards issued under the Plan shall be in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c).
2. Definitions.
     (a) “Adoption Date” means December 15, 2005, the date the Plan was adopted by the Board.
     (b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

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     (c) “Board” means the Board of Directors of the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Committee” means a committee appointed by the Board in accordance with subsection 3(c) of the Plan.
     (f) “Company” means PetSmart, Inc., a Delaware corporation.
     (g) “Concurrent Stock Appreciation Right” means a right granted pursuant to subsection 8(b)(2) of the Plan.
     (h) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.
     (i) “Continuous Status as an Employee, Director, or Consultant” means the employment or relationship as an Employee, Director or Consultant is not interrupted or terminated. The Board (or, in the case of Participants other than Officers or Directors, by the designee of the Board), in its sole discretion, may determine whether Continuous Status as an Employee, Director, or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board (or such designee), including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates, or their successors.
     (j) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
     (k) “Director” means a member of the Board.
     (l) “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and shall be determined by the Board (or, in the case of Participants other than Officers or Directors, by the designee of the Board) on the basis of such medical evidence as the Board (or such designee) deems warranted under the circumstances.
     (m) “Effective Date” means the original effective date of this Plan document, which is June 22, 2006, the date that the Company’s stockholders approved this Plan at the 2006 Annual Meeting of Stockholders.
     (n) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

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     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (p) “Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows:
          (1) If the common stock is listed on any established stock exchange or a national market system, the Fair Market Value of a share of common stock shall be the closing sales price for such stock as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
          (2) If there is no closing sales price for the common stock on the day of determination, then the Fair Market Value shall be the closing sales price on the last preceding day for which such quotation exists; or
          (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.
     (q) “Incentive Stock Option” means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (r) “Independent Stock Appreciation Right” means a right granted pursuant to subsection 8(b)(3) of the Plan.
     (s) “Non-Employee Director” means a Director who satisfies the requirements of Rule 16b-3(b)(3) of the Exchange Act or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.
     (t) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.
     (u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (v) “Option” means a stock option granted pursuant to the Plan.
     (w) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan. References in the Plan to an Option Agreement shall include the agreements issued in connection with the Plan as well as the relevant provisions, if any, of any individually negotiated employment contract, agreement, or any other written plan covering the Participant.
     (x) “Optionee” means an Employee, Director, or Consultant who holds an outstanding Option or, if applicable, such other person who holds an outstanding Option.

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     (y) “Outside Director” means a Director who is considered an “outside director” for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.
     (z) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (aa) “Plan” means this PetSmart, Inc. 2006 Equity Incentive Plan.
     (bb) “Prior Plans” mean the Company’s 1997 Equity Incentive Plan and the Company’s 2003 Equity Incentive Plan in effect immediately prior to the Effective Date.
     (cc) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
     (dd) “Securities Act” means the Securities Act of 1933, as amended.
     (ee) “Stock Appreciation Right” means any of the various types of rights which may be granted under Section 8 of the Plan.
     (ff) “Stock Award” means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.
     (gg) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan. References in the Plan to a Stock Award Agreement shall include the agreements issued in connection with the Plan as well as the relevant provisions, if any, of any individually negotiated employment contract, agreement, or any other written plan covering the Participant.
     (hh) “Tandem Stock Appreciation Right” means a right granted pursuant to subsection 8(b)(1) of the Plan.
3. Administration.
     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).
     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; which form of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of a Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person;

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          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
          (3) To amend the Plan or a Stock Award as provided in Section 14; and
          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.
     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members, all of the members of which Committee shall be Non-Employee Directors and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. To the extent permitted by applicable law, the Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of the Company’s common stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of the Company’s common stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Furthermore, the Board may not delegate to an Officer authority to determine the Fair Market Value of the Company’s common stock pursuant to subsection 2(p)(3).
     (d) Any requirement that an administrator of the Plan be a Non-Employee Director shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.
4. Shares Subject to the Plan.
     (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the aggregate number of shares of common stock of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed twenty million two hundred forty-two thousand eight hundred eighty (20,242,880) shares. For clarity, the limitation in this subsection 4(a) is a limitation in the number of shares of the Company’s common stock that may be issued pursuant to the Plan. Accordingly, this subsection 4(a) does not limit the granting of Stock Awards except as provided in subsection 10(a). Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Company’s common stock that may be issued pursuant to the Plan.

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     (b) If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to subsection 12(e) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this subsection 4(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.
     (c) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5. Eligibility.
     (a) Incentive Stock Options (with or without Stock Appreciation Rights appurtenant thereto) may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors, or Consultants.
     (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Non-Employee Directors and the manner of the exercise of such discretion and the terms of the Plan comply with Rule 16b-3; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.
     (c) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
     (d) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than one million nine hundred fifty thousand (1,950,000) shares of the Company’s common stock in any calendar year.
6. Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

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     (b) Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted other than for an Option granted in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such an Option is an Incentive Stock Option).
     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this subsection 6(c) are:
          (1) by cash or check;
          (2) bank draft or money order payable to the Company;
          (3) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
          (4) by delivery to the Company (either by actual delivery or attestation) of shares of the Company’s common stock; or
          (5) in any other form of legal consideration that may be acceptable to the Board.
     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.
     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.

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     (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee’s Continuous Status as an Employee, Director, or Consultant terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of: (i) the date three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
     (g) Extension of Termination Date. In the event that exercise of an Option following termination of an Optionee’s Continuous Status as an Employee, Director, or Consultant would be prohibited solely because the issuance of shares of the Company’s common stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of: (i) the expiration of the period that commences on the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant and ends when there have been at least ninety-one (91) days (or such greater or lesser number of days specified in the Option Agreement), whether or not such days are consecutive, on which the exercise of the Option would not be in violation of such registration requirements; or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
     (h) Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of: (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
     (i) Death of Optionee. In the event of the death of an Optionee during, or within a period, if any, specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director, or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of: (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under

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the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
     (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director, or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.
7. Terms of Stock Bonuses and Acquisitions of Restricted Stock.
     Each stock bonus agreement or restricted stock agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock issued pursuant to this Section 7 may be issued in conjunction with other plans or programs adopted by the Company. For example, except as otherwise determined by the Board, common stock of the Company issued in conjunction with the PetSmart, Inc. Executive Short-Term Incentive Plan shall be deemed issued pursuant to this Plan. For clarity, this Section 7 permits the issuance of common stock of the Company subject to vesting conditions (commonly referred to as “restricted stock”) and the issuance of rights to a delayed issuance of common stock of the Company where such rights are subject to vesting conditions (commonly referred to as “restricted stock units”). The terms and conditions of stock bonus agreements or restricted stock agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus agreement or restricted stock agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:
     (a) Purchase Price. The purchase price, if any, under each stock bonus agreement or restricted stock agreement shall be such amount as the Board shall determine and designate in such agreement.
     (b) Transferability. Rights to acquire shares under Stock Awards granted pursuant to this Section 7 shall be transferable only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board shall determine in its discretion, so long as such Stock Award remains subject to the terms of such Stock Award Agreement.
     (c) Consideration. The purchase price, if any, of stock acquired pursuant to a stock bonus agreement or restricted stock agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration, including past or future services actually or to be rendered to the Company or for its benefit, that may be acceptable to the Board in its discretion.
     (d) Vesting. Shares of stock sold or awarded under this Section 7 may, but need not, be subject to a forfeiture provision or a reacquisition or repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

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     (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director, or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus agreement or restricted stock agreement between the Company and such person.
8. Stock Appreciation Rights.
     (a) The Board shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a “Section 16(b) Insider”), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 (or any successor rule or regulation). Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of Stock Appreciation Rights.
     (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:
          (1) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between (i) the exercise of the underlying Option for shares of stock, and (ii) the surrender, in whole or in part, of such Option for an appreciation distribution.
          (2) Concurrent Stock Appreciation Rights. Concurrent Stock Appreciation Rights may be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Stock Appreciation Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Stock Appreciation Right pertains.
          (3) Independent Stock Appreciation Rights. Independent Stock Appreciation Rights may be granted independently of any Option.
     (c) General. Stock Appreciation Rights shall be denominated in Company common stock equivalents. The appreciation distribution payable upon the exercise of a Stock Appreciation Right shall not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value determined on the date of the exercise of the Stock Appreciation Right of a number of shares of Company common stock equivalents in which the Participant is vested

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under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the aggregate strike price in effect for those shares determined by the Board on the date of grant of the Stock Appreciation Right. The strike price per share of a Stock Appreciation Right shall not be less than the Fair Market Value on the date of the grant of the Stock Appreciation Right; provided, however, that the foregoing limitation shall not apply to a Stock Appreciation Right granted in a manner that would be consistent with Section 424(a) of the Code if the Stock Appreciation Right were an Option. The appreciation distribution in respect of a Stock Appreciation Right may be paid in cash, shares of stock, or any combination thereof, as determined by the Board and set forth in the Stock Award Agreement evidencing such Stock Appreciation Right. Except as otherwise provided in this Section 8, Stock Appreciation Rights shall be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6.
     (d) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as the Board, in its sole discretion, deems appropriate.
9. Cancellation and Re-Grant of Options.
     (a) The Board shall have the authority to effect, at any time and from time to time: (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan; and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value on the new grant date; provided however, that neither the Board nor any committee appointed by the Board shall have the authority to (i) reprice any outstanding Options and/or Stock Appreciation Rights under the Plan or (ii) cancel and re-grant any outstanding Options and/or Stock Appreciation Rights under the Plan, unless the stockholders of the Company have approved such an action within a twelve (12) month period preceding or following such an event.
     (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required to enable the repriced Options to qualify as “performance-based compensation” for the purposes of Section 162(m) of the Code.

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10. Covenants of the Company.
     (a) The Company shall keep available at all times the number of shares of stock reasonably required to satisfy outstanding Stock Awards.
     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.
     (c) The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such a holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. Notwithstanding the foregoing, the Board may, in its sole discretion, grant Options or Stock Appreciation Rights that provide that in the event of a pending or other expiration or termination of an Option or Stock Appreciation Right, the Participant may receive (in shares of common stock or cash), either automatically or in the discretion of the Company, the excess of (i) the aggregate Fair Market Value of the shares of common stock that the Participant would have received upon exercise of such Option or Stock Appreciation Right, over (ii) the aggregate exercise or strike price in effect for those shares. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
11. Use of Proceeds from Stock.
     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.
12. Miscellaneous.
     (a) No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to a Stock Award unless and until such person has exercised the Stock Award pursuant to its terms and such person shall not be deemed a stockholder of record until the issuance of the Company’s common stock pursuant to such exercise has been entered into the books and records of the Company.
     (b) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant), or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant, or other holder of Stock Awards with or without cause.

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     (c) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
     (d) The Company may require any Participant, as a condition of exercising or acquiring stock under any Stock Award; (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act; or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
     (e) To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, require or permit a Participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a Stock Award by any of the following means or by a combination of such means: (1) causing the Participant to tender a cash payment; (2) withholding amounts from payroll or any amounts otherwise payable to the Participant; (3) withholding shares from the shares of the common stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award; or (4) by accepting delivery to the Company of other unencumbered shares of the common stock of the Company owned by the Participant.
     (f) Notwithstanding the provisions set forth in subsection 7(d), in the case of Stock Awards granted after the Effective Date and for which the purchase price is less than the Fair Market Value of the Company’s common stock subject to the Stock Award on the date the Stock Award is granted (“Below Market Awards”), the cumulative weighted average vesting period for Below Market Awards, when combined with the cumulative weighted average vesting period for similar awards after January 31, 2003 and before the Effective Date pursuant to the Company’s 2003 Equity Incentive Plan or the Company’s 1997 Equity Incentive Plan, shall be at least three (3) years from the date the Stock Award is granted. Stock Awards granted in connection with or vesting pursuant to performance criteria and any acceleration of vesting in connection with a Change in Control (as defined in subsection 13(c)) pursuant to the Company’s Executive Change in Control and Severance Benefit Plan or pursuant to subsection 13(b) below shall not be taken

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into account for purposes of this subsection 12(f). In the event a Participant may potentially receive acceleration of vesting (other than as described in the preceding sentence), such potential acceleration of vesting shall not be taken into account for the purposes of this subsection 12(f), until such time, if ever, that such potential acceleration of vesting occurs.
     (g) Notwithstanding any limitation on the transferability of a Stock Award set forth in the Plan, except as otherwise set forth in the applicable Stock Award Agreement, a Stock Award shall be transferable to the extent ordered by a court of competent jurisdiction pursuant to a domestic relations or similar order.
13. Adjustments upon Changes in Stock.
     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), the classes and maximum number of shares with respect to which Incentive Stock Options may be awarded pursuant to subsection 4(b), and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards.
     (b) Except as otherwise provided in the Stock Award Agreement, in the event of: (1) a dissolution, liquidation, or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation may assume any Stock Awards outstanding under the Plan or may substitute similar Stock Awards for those outstanding under the Plan, and (ii) such Stock Awards shall continue in full force and effect as so assumed or in such substituted form as may be determined by the Board in its sole discretion prior to the applicable event. In the event any surviving corporation does not assume or continue such Stock Awards, and does not substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors, or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.
     (c) Notwithstanding any other provision of this Plan, with respect to any Covered Service Provider, if such Covered Service Provider’s continuous service with the Company or an Affiliate is terminated by a Covered Termination within eighteen (18) months following the date of the Change in Control, then any Stock Awards held by such Covered Service Provider shall immediately become fully vested and exercisable, and any repurchase right by the Company or any Affiliate with respect to any shares of stock covered by such Stock Awards shall immediately lapse.

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          For purposes of this subsection 13(c), “Change in Control” means: (i) a sale of all or substantially all of the assets of the Company, other than a sale to an Affiliate; (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, or; (v) in the event that the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board; provided, however, if the appointment or election (or nomination for election) of any new Board member was approved or recommended by at least fifty percent (50%) of the members of the Incumbent Board then still in office, such new Board member shall be considered as a member of the Incumbent Board.
          For purposes of this subsection 13(c), “Covered Service Provider” means all employees of the Company or an Affiliate, members of the board of directors of the Company or an Affiliate, and selected consultants providing significant services to the Company or an Affiliate as of the occurrence of a transaction or event constituting a Change in Control.
          For purposes of this subsection 13(c), “Covered Termination” means either a termination by the Company of the Participant’s services for the Company and its Affiliates without “Cause” or a “Constructive Termination.”
          For purposes of this subsection 13(c), “Cause” means the occurrence of any of the following (and only the following): (i) conviction of the Covered Service Provider of any felony involving fraud or act of dishonesty against the Company or any Affiliate; (ii) conduct by the Covered Service Provider which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the Covered Service Provider is a named executive officer as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), demonstrates gross unfitness to serve; or, (iii) intentional, material violation by the Covered Service Provider of any contractual, statutory, or fiduciary duty owed by the Covered Service Provider to the Company or any Affiliate, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to the Covered Service Provider describing the nature of such event and the Covered Service Provider shall thereafter have thirty (30) days to cure such event. In addition, if the Covered Service Provider is not a corporate officer of the Company (i.e., an Employee not holding the title of Vice President or higher), “Cause” shall also include poor performance of the Covered Service Provider’s services for the Company or any Affiliate as determined by the Company following:

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(A) written notice to the Covered Service Provider describing the nature of such deficiency; and (B) the Covered Service Provider’s failure to cure such deficiency within thirty (30) days following receipt of such written notice.
          For purposes of this subsection 13(c), “Constructive Termination” means that a Covered Service Provider who is a corporate officer of the Company (i.e., an Employee holding the title of Vice President or higher) terminates his or her service after any of the following are undertaken without the Covered Service Provider’s express written consent: (i) the assignment to the Covered Service Provider of any duties or responsibilities which result in any diminution or adverse change of the Covered Service Provider’s position, responsibility, authority, status, circumstances, or scope of service as in effect immediately prior to a Change in Control, or a change in the Covered Service Provider’s titles or offices as in effect immediately prior to a Change in Control, or any removal of the Covered Service Provider from or any failure to re-elect the Covered Service Provider to any of such positions, except in connection with the termination of the Covered Service Provider’s service on account of death, disability, retirement, for Cause, or any voluntary termination of service by the Covered Service Provider other than Constructive Termination; (ii) a reduction by the Company in the Covered Service Provider’s annual base compensation; (iii) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which the Covered Service Provider is participating at the time of a Change in Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company which would adversely affect the Covered Service Provider’s participation in or reduce the Covered Service Provider’s benefits under any Benefit Plans or deprive the Covered Service Provider of any fringe benefit enjoyed by the Covered Service Provider at the time of a Change in Control, provided, however, that the Covered Service Provider may not incur a Constructive Termination following a Change in Control if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Covered Service Provider or the Company’s offices to a location more than twenty-five (25) miles from the location at which the Covered Service Provider performed his or her duties prior to a Change in Control, except for required travel by the Covered Service Provider on the Company’s or any Affiliate’s business to an extent substantially consistent with the Covered Service Provider’s business travel obligations at the time of a Change in Control; (v) any breach by the Company of any provision of a Stock Award Agreement; or, (vi) any failure by the Company to obtain the assumption of a Stock Award Agreement by any successor or assign of the Company.
14. Amendment of the Plan and Stock Awards.
     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, if such approval is required pursuant to the applicable listing requirements of any stock exchange or national market system on which the Company has listed the stock subject to this Plan for trading. For clarity, but not by way of limitation, except as may otherwise be permitted by such listing requirements, the following amendments will require such approval by the stockholders of the Company:

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          (1) An amendment which materially increases the number of shares reserved for Stock Awards under the Plan;
          (2) An amendment which materially expands the class of individuals eligible for participation in the Plan;
          (3) An amendment which materially increases the benefits accruing to Participants under the Plan or materially reduces the exercise price for Options or Stock Appreciation Rights;
          (4) An amendment which materially extends the term of the Plan; or
          (5) An amendment which expands the types of awards available for issuance under the Plan which are payable in shares of the Company’s common stock.
     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.
     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors, or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan and/or Stock Awards granted under the Plan into compliance therewith.
     (d) Except as provided in subsection 14(c), rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.
     (e) The Board at any time, and from time to time, may amend the terms of any Stock Award; provided, however, that, except as provided in subsection 14(c), the rights and obligations under any Stock Award shall not be impaired by any such amendment unless: (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.
     (f) The Board may amend the terms of any Stock Award (including, without limitation, by amending the Company’s Executive Change in Control and Severance Benefit Plan) without approval by the stockholders of the Company: (i) to extend the period for exercise of an Option pursuant to subsection 6(f), 6(h), or 6(i), provided that in no case shall such period extend beyond the maximum term of the Option as set forth in the Option Agreement; or (ii) to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d), or 8(c) or Section 13.

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15. Termination or Suspension of the Plan.
     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2011. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) Except as provided in subsection 14(c), rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.
16. Effective Date of Plan.
     The Plan shall become effective on the Effective Date. Prior to the Effective Date the Prior Plans are unaffected by the Plan, and Stock Awards shall continue to be granted from the Prior Plans. If the Plan has not been approved by the stockholders of the Company by the first anniversary of the Adoption Date, the adoption of the Plan shall be null and void and the Prior Plans shall continue unaffected by the adoption of the Plan. If the Plan is so approved, (i) the Prior Plans shall be deemed merged into the Plan and to cease their separate existence and (ii) outstanding options and other awards granted pursuant to the Prior Plans shall automatically become Stock Awards. Notwithstanding that the Prior Plans are merged into the Plan, the terms of the Prior Plans shall continue to govern any Stock Awards granted prior to the Effective Date.

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